UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 24, 2005
Date of Report (Date of earliest event reported)

SEARCHLIGHT MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-30995	98-0232244
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#120 - 2441 W. Horizon Ridge Pkwy
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 939-5247
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On October 24, 2005, Searchlight Minerals Corp. (the “Company”) and Nanominerals Corp. (“NMC”) entered into an amendment (the “Amended Assignment Agreement”) to the assignment agreement between the parties dated for reference June 1, 2005 (the ”Assignment Agreement”), for the purpose of clarifying the Company’s obligation to pay NMC a royalty equal to 5% of the Net Smelter Returns (as defined in the “Amended Assignment Agreement”) resulting from the processing and extraction of minerals from a copper smelter slag located on a parcel of land consisting of approximately 200 acres in Clarkdale, Arizona (the “Clarkdale Slag Project”). As at October 24, 2005, the Company has fulfilled its obligations under the terms and conditions of the Assignment Agreement, as amended. See “Item 2.01 Completion of Acquisition or Disposition of Assets” and Item 3.02 “Unregistered Sales Of Equity Securities” below.

The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Amended Assignment Agreement, which is included as exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Acquisition of interest in Clarkdale Slag Project

On October 24, 2005, the Company completed the acquisition of all of NMC’s interest in a joint venture agreement (the “JV Agreement”) dated May 20, 2005 between NMC and Verde River Iron Company, LLC (“Verde”), for the purpose of funding the Clarkdale Slag Project. The Company has fulfilled its obligations under the terms and conditions of the Assignment Agreement, as amended, which included the following conditions:

(i)	Repayment to NMC of $690,000 in respect of certain payments made by NMC towards the acquisition of the Clarkdale Slag Project made pursuant to the terms of the JV Agreement;

(ii)	Assignment to NMC of a five percent net smelter return royalty payable from the Company’s share of production from the Clarkdale Slag Project;

(iii)	Appointment of nominees of NMC to Company’s board of directors to constitute a majority of the board following execution of the Assignment Agreement;

(iv)

Issuance to NMC or its designates, 6,000,000 warrants to purchase shares of the common stock of Phage exercisable for a term of 10 years from the date of the Assignment Agreement at an exercise price of $0.75 per share.

(v)

Providing confirmation to NMC, that the Company has received funds of $2,000,000 pursuant to its private placement offering of its securities to accredited investors in the U.S. and to accredited investors outside of the U.S.

The Company now has the right to earn up to a 50% interest in the Clarkdale Slag Project in accordance with the terms of the JV Agreement. See “Item 1.01 Entry into Material Definitive Agreement”, and Item 3.02 “Unregistered Sales Of Equity Securities”.

The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Assignment Agreement and JV Agreement, which are included as exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 16, 2005 and are incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On October 24, 2005, in connection with the acquisition of the Company’s interest in the Clarkdale Slag Project and in accordance with the terms of the Assignment Agreement, the Company completed the following issuances of its securities:

(i)

The Company issued to NMC a warrant to purchase 10,000,000 shares of the Company’s common stock at an exercise price of $0.375 per share expiring June 1, 2015, pursuant to Section 4(2) of the Securities Act of 1933. The 10,000,000 shares of common stock are restricted shares as defined in the Securities Act. This issuance was made to NMC whose principals are sophisticated investors, and through its relationship with the Company was in a position of access to relevant and material information regarding the Company’s operations; and

(ii)

The issuance to NMC’s designate, Clarion Finanz AG (“Clarion”), of a warrant to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $0.375 per share expiring June 1, 2015, pursuant to Regulation S of the Securities Act of 1933. Clarion represented to the Company that they were a non-US person as defined in Regulation S. The Company did not engage in a distribution of these securities in the United States.

The number of shares issuable on exercise of the warrants issued to NMC and Clairon have been adjusted from the number set out in the Assignment Agreement, as amended, to reflect the Company’s two for one stock split which was effected on September 30, 2005.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

	10.1	First Amendment to Assignment Agreement between Nanominerals Corp. and Searchlight Minerals Corp. dated October 24, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCHLIGHT MINERALS CORP.

Date: October 27, 2005	By:	/s/ Ian R. McNeil

	Title:	IAN R. McNEIL
President and Chief Executive Officer